UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, the Board of Directors (the “Board”) of Perspective Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominations and Corporate Governance Committee of the Board (the “Nominations Committee”), voted to increase the size of the Board from five to six directors (the “Director Increase”) and to appoint Maya Martinez-Davis as a member of the Board to fill the vacancy created by the Director Increase, in each case effective as of September 3, 2025 (the “Effective Date”). The Board also approved the appointment of Ms. Martinez-Davis as a member of the Compensation Committee of the Board and the Nominations Committee, in each case effective as of the Effective Date.

Ms. Martinez-Davis is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for an annual cash retainer of $60,000 for her services as a director and an initial grant of 75,000 options to purchase shares of the Company’s common stock (provided that the grant date fair value of such grant may not exceed $450,000), which will vest in 36 equal monthly installments beginning on the date that is one month following the grant date, subject to her continued service through each such vesting date. The Company also expects Ms. Martinez-Davis to enter into the Company’s standard indemnification agreement for Company directors.

There is no arrangement or understanding between Ms. Martinez-Davis and any other person pursuant to which Ms. Martinez-Davis has been appointed as a director, and Ms. Martinez-Davis has no direct or indirect interest in any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 3, 2025, the Company issued a press release announcing Ms. Martinez-Davis’s appointment to the Board as described in Item 5.02 of this Form 8-K and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release dated September 3, 2025.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	September 3, 2025	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer